Exhibit 99.1

FOR IMMEDIATE RELEASE

                                         CONTACT:   Alanco Investor Relations
                                                    (480) 607-1010
                                                    www.alanco.com


               Alanco's StarTrak and PLM Trailer Leasing Announce
             Long-Term Purchase Agreement for ReeferTrak(R) Systems

(Scottsdale, AZ - June 13, 2007) - Alanco Technologies, Inc. (NASDAQ: ALAN) announced today that its StarTrak Systems subsidiary has entered into a long-term agreement with PLM Trailer Leasing (PLM) for the purchase of ReeferTrak monitoring and control systems, with initial product deliveries expected to exceed $1 million.

PLM, one of the largest lessors of refrigerated equipment in North America, including trailers and storage containers, has committed to equip each of its newly purchased reefer units with a ReeferTrak system, as well as offering a retrofit ReeferTrak solution to existing customers. PLM will provide this new wireless monitoring and control capability to its extensive base of cold supply chain customers as part of Cold Link(R), PLM's refrigerated service program.

PLM can now offer both new and existing customers the full capabilities of StarTrak's reefer wireless monitoring and control service for a relatively small additional monthly fee, while relieving PLM customers of the initial ReeferTrak capital investment and deployment distractions. ReeferTrak also provides PLM with critical unit information to facilitate fleet management, including GPS location and geofencing, engine hours and mileage reports.

"Food safety within the cold supply chain is of the utmost importance to PLM and our customers," said Rick Adams, President of PLM Trailer Leasing. "We are excited about the potential of our customers receiving the most comprehensive reefer leasing solution from a single source. They will receive the industry's state-of-the-art telematics solution bundled with reefer equipment leased from PLM."

Tom Robinson, StarTrak's Executive Vice President, commented, "ReeferTrak provides PLM with an excellent internal management tool, while providing the most capable monitoring and control system in the industry directly to its customers who will immediately benefit from the service."

PLM Trailer Leasing, headquartered in Montvale, New Jersey, is a full service leasing company in the cold supply chain. PLM is a niche company, focused on creative value contributions to temperature-controlled transportation, distribution, and storage businesses. PLM Trailer Leasing, the operating name of MAC Trailer Leasing LLC, is a wholly owned subsidiary of Marubeni America Corporation, the North American arm of Tokyo-based Marubeni Corporation, one of the top five "Sogo Shosha" Japanese trading companies. For more information, visit www.plmtrailer.com.

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, and Virginia. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel/Meridian Data, Inc., a manufacturer of Network Attached Storage (NAS) systems. Excel delivers uniquely scalable, manageable and cost-effective storage solutions for all network storage customers. For further information, visit www.emdstorage.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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